Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CENTRAL GARDEN & PET COMPANY

(Exact name of obligor as specified in its charter)

Delaware	68-0275553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1340 Treat Boulevard, Suite 600 Walnut Creek, CA	94597
(Address of principal executive offices)	(Zip code)

Debt Securities

Subsidiary Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
All-Glass Aquarium Co., Inc.	Wisconsin	39-1144104	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Aquatica Tropicals, Inc.	Delaware	47-1931804	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

B2E Biotech, LLC	Delaware	20-2228567	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

B2E Corporation	New York	11-3243032	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

B2E Microbials, LLC	Delaware	20-4794120	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

B2E Manufacturing, LLC	Delaware	27-1019314	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Blue Springs Hatchery, Inc.	Delaware	20-2712744	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Farnam Companies, Inc.	Arizona	86-0101524	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Florida Tropical Distributors International, Inc.	Delaware	13-4226191	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Four Paws Products, Ltd.	New York	11-2210716	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

FourStar Microbial Products, LLC	Delaware	27-0176880	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Gro Tec, Inc.	Georgia	58-1734869	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Gulfstream Home & Garden, Inc.	Florida	58-2255720	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Hydro-Organics Wholesale	California	68-0446334	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

IMS Southern, LLC	Utah	47-5327235	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

IMS Trading, LLC	Utah	47-4194049	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Kaytee Products Incorporated	Wisconsin	39-0399490	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

K&H Manufacturing, LLC	Delaware	20-8789809	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Matson, LLC	Washington	20-0083295	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Midwest Tropicals LLC	Utah	37-1870445	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

New England Pottery, LLC	Delaware	57-1198837	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

NEXGEN Turf Research, LLC	Oregon	20-5355094	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Pennington Seed, Inc.	Delaware	58-2394553	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Pets International, Ltd.	Illinois	36-3390302	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Quality Pets, LLC	Utah	61-1852453	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Segrest, Inc.	Delaware	13-4226185	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Segrest Farms, Inc.	Delaware	56-2306146	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Sun Pet, Ltd.	Delaware	20-3967065	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

T.F.H. Publications, Inc.	Delaware	22-1918893	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Wellmark International	California	94-3273583	c/o Central Garden & Pet Company 1340 Treat Boulevard, Suite 600 Walnut Creek, California 94597

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 1st day of December 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Vice President

EXHIBIT 6

December 1, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,593
Interest-bearing balances		205,447
Securities:
Held-to-maturity securities		142,316
Available-for-sale securities		254,889
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		30,628
Loans and lease financing receivables:
Loans and leases held for sale		7,834
Loans and leases, net of unearned income	924,987
LESS: Allowance for loan and lease losses	10,292
Loans and leases, net of unearned income and allowance		914,695
Trading Assets		45,303
Premises and fixed assets (including capitalized leases)		7,810
Other real estate owned		691
Investments in unconsolidated subsidiaries and associated companies		11,686
Direct and indirect investments in real estate ventures		339
Intangible assets
Goodwill		22,481
Other intangible assets		16,825
Other assets		58,325

Total assets		$1,737,980

LIABILITIES
Deposits:
In domestic offices		$1,242,149
Noninterest-bearing	425,384
Interest-bearing	816,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs		118,326
Noninterest-bearing	929
Interest-bearing	117,397
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,165
Securities sold under agreements to repurchase		6,652

Dollar Amounts In Millions
Trading liabilities	10,606
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	131,262
Subordinated notes and debentures	12,971
Other liabilities	40,287

Total liabilities	$1,574,418

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	111,189
Retained earnings	51,446
Accumulated other comprehensive income	20
Other equity capital components	0

Total bank equity capital	163,174
Noncontrolling (minority) interests in consolidated subsidiaries	388

Total equity capital	163,562

Total liabilities, and equity capital	$1,737,980

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

    Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

                    Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley